EXHIBIT 10.21
CORPORATE GUARANTY AND NEGATIVE PLEDGE AGREEMENT
Dated as of September 1, 2006
          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce GE Capital Public Finance, Inc., a Delaware corporation (herein, with its participants, successors and assigns, “Lender”), at its option, to provide financing to or for the account of Washington Economic Development Finance Authority (“Issuer”) and Absorption Corp. (“Borrower”) or to engage in any other transactions with Borrower and Issuer, the undersigned hereby: (a) absolutely and unconditionally guarantees to Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise in accordance with the terms of the Loan Agreement (as defined below), of any and all present and future debts, liabilities and obligations owed by Borrower or Issuer to Lender evidenced by or arising out of the Loan Agreement dated as of September 1, 2006 (the “Loan Agreement”) among Lender, Borrower and Issuer, and any and all extensions, renewals, modifications, supplements or amendments thereto or thereof and any related agreements (the “Indebtedness”), (b) absolutely and unconditionally guarantees to Lender the full and timely performance by Borrower of all of its obligations under the Loan Agreement and (c) so long as any Indebtedness shall remain outstanding, agrees and covenants not to sell, convey, transfer, assign, encumber, hypothecate or pledge any evidence of the controlling ownership interest in Borrower (whether direct or indirect) to any person or entity.
          1. No act or thing need occur to establish the liability of the undersigned hereunder, and no act or thing, except full payment and discharge of all Indebtedness, shall in any way exonerate the undersigned hereunder or modify, reduce, limit or release the liability of the undersigned hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness. The dissolution or adjudication of bankruptcy of the undersigned shall not revoke this Corporate Guaranty and Negative Pledge Agreement (this “Agreement”).
          2. The undersigned represents and warrants to Lender that (a) the undersigned has a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of Indebtedness guaranteed hereby (this Agreement shall be effective and enforceable by Lender without regard to the receipt, nature or value of any such benefits); (b) the undersigned executed this Agreement without any intent to hinder, delay, or defraud any current or future creditor of the undersigned; (c) the undersigned is not insolvent and will not become insolvent as a result of the execution of this Agreement; (d) the undersigned is not engaged and is not about to engage in any business or transaction for which any property remaining with the undersigned has an unreasonably small capital or for which the remaining assets of the undersigned were unreasonably small in relation to the business of the undersigned or the transaction contemplated by this Agreement; (e) the undersigned does not intend to incur, and does not believe or reasonably should not believe that the undersigned will incur, debts beyond the undersigned’s ability to pay such debts as they become due; (f) the undersigned is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada (the “State”), has power to enter into this Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement; (g) the undersigned is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary; (h) the undersigned has been fully authorized to execute and deliver this Agreement under the terms and provisions of the resolutions of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement and this Agreement has been duly authorized, executed and delivered; (i) the officer of the undersigned executing this Agreement and any related documents has been duly authorized to execute and deliver this Agreement and such related documents under the terms and provisions of a resolution of the undersigned’s directors; (j) this Agreement constitutes a valid and legally binding obligation of the undersigned enforceable against the undersigned in accordance with its respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors’ rights; and (k) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of the undersigned or of any restriction or of any agreement or instrument to which the undersigned is now a party and does not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of the undersigned contrary to the terms of any instrument or agreement to which the undersigned is a party or by which it is bound.
          3. If the undersigned shall be or become bankrupt or insolvent (however defined), then Lender shall have the right to declare immediately due and payable, and the undersigned shall forthwith pay to Lender, the full amount of all Indebtedness whether due and payable or unmatured. If the undersigned voluntarily commences or there is commenced involuntarily against the undersigned a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.
          4. The undersigned shall not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to the undersigned as to any Indebtedness, or against any person liable therefor, or as to any collateral security therefor.
          5. The undersigned shall pay or reimburse Lender for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Lender in connection with the protection, defense or enforcement of this Agreement in any litigation or bankruptcy or insolvency proceedings.
          6. Lender shall not be obligated by reason of its acceptance of this Agreement to engage in any transactions with or for Borrower or Issuer. Whether or not any existing relationship between the undersigned and Borrower has been changed or ended, Lender may enter into transactions resulting in the creation or continuance of Indebtedness and may otherwise agree, consent to, or suffer the creation or continuance of any Indebtedness, without any consent or approval by the undersigned and without any prior or subsequent notice to the undersigned. The liability of the undersigned shall not be affected or impaired by any of the following acts or things (which Lender is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Agreement, without consent or approval by or notice to the undersigned): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (b) one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (c) any waiver or indulgence granted to Borrower or Issuer, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, Borrower, Issuer or any other guarantor or other person liable in respect of any Indebtedness; (e) any release, surrender, cancellation or other discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of setoff) for Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (g) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (h) any assignment, pledge or other transfer of any Indebtedness or any evidence thereof; (i) any manner, order or method of application of any payments or credits upon Indebtedness; or (j) any election by Lender under Section 1111(b) of the United States Bankruptcy Code. The undersigned waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor.
          7. The undersigned waives any and all defenses, claims, setoffs, and discharges of Borrower or Issuer, or any other obligor, pertaining to Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned shall not assert, plead or enforce against Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or Issuer or any other person liable in respect of any Indebtedness, or any setoff available against Lender to Borrower or Issuer or any other such person, whether or not on account of a related transaction. The undersigned expressly agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of Borrower or Issuer or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of the undersigned shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting Borrower or Issuer or any of their respective assets. The undersigned shall not assert, plead or enforce against Lender any claim, defense or setoff available to the undersigned against Borrower or Issuer.
          8. The undersigned waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness. Lender shall not be required first to resort for payment of the Indebtedness to Borrower or Issuer or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this Agreement.
          9. If any payment applied by Lender to Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or Issuer or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable as to such Indebtedness as fully as if such application had never been made.
          10. The liability of the undersigned under this Agreement is in addition to and shall be cumulative with all other liabilities of the undersigned to Lender as guarantor, surety, endorser, accommodation co-obligor or otherwise of any Indebtedness or obligation of Borrower or Issuer, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
          11. While any of the Indebtedness is outstanding, the undersigned shall comply with the following financial covenants:
          (a) The undersigned shall maintain at all times its ratio of Debt (as defined below) to Tangible Net Worth (as defined below) at not more than 1.50 to 1.00. “Debt” shall mean (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet, (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the undersigned, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by the undersigned and other contingent obligations of the undersigned in respect of, or to purchase or otherwise acquire, indebtedness of others. “Tangible Net Worth” means the excess of:
     (1) the tangible assets of the undersigned, which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper over
     (2) all Debt of the undersigned;
provided, however, that (i) inventory shall be taken into account on the basis of the cost (determined on a first-in, first-out basis) or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid or intangible assets, amounts relating to covenants not to compete, pensions assets, deferred charges or treasury stock or any securities or Debt of the undersigned or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account.
          (b) The undersigned shall maintain for each fiscal year its Debt Service Coverage Ratio (as defined below) at not less than 1.75 to 1.00 “Debt Service Coverage Ratio” means the ratio of (i) the undersigned’s Cash Flow Available for Debt Service (as defined below) to (ii) the undersigned’s Debt Service (as defined below). “Cash Flow Available for Debt Service” of the undersigned means, with respect to the applicable period of determination, the undersigned’s income, plus interest expense, depreciation, amortization and other non-cash charges. “Debt Service”

of the undersigned means, with respect to the applicable period of determination, the aggregate of (i) interest expense of the undersigned, (ii) all installments of principal on Debt of the undersigned that are due on demand or during the period of determination, (iii) all installments of rent under capitalized lease obligations (to the extent not already accounted for in computation of net income or Debt) of the undersigned that are due on demand or during the period of determination and (iv) distributions and dividends to stockholders and advances to affiliates of the undersigned during the period of determination.
     (c) The undersigned shall maintain its Tangible Net Worth at all times at not less than $12,000,000.
          12. This Agreement shall be effective upon delivery to Lender, without further act, condition or acceptance by Lender, shall be binding upon the undersigned and the successors and assigns of the undersigned and shall inure to the benefit of Lender and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Agreement shall not affect other lawful provisions and application hereof, and to this end the provisions of this Agreement are declared to be severable. This Agreement may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the undersigned and Lender. This Agreement shall be governed by the laws of the State of Washington, United States of America. The undersigned waives notice of Lender’s acceptance hereof and waives the right to trial by jury in any action based on or pertaining to this Agreement.
          13. The undersigned (a) hereby irrevocably submits itself to the nonexclusive jurisdiction of the federal and state courts of the State of Washington, United States of America, for the purposes of any suit, action or other proceeding arising out of this Agreement, or any of the transactions contemplated hereby brought by any party or parties thereto, or their successors or assigns, (b) hereby irrevocably agrees that this Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington, United States of America, (c) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in, to the fullest extent permitted by law, such courts, and (d) to the extent that the undersigned has or hereafter may acquire any immunity from jurisdiction of any such court or from any legal process therein hereby waives, to the fullest extent permitted by law, such immunity, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, the defense of sovereign immunity, or any claim (i) that it is not personally subject to the jurisdiction of the above-named courts by reason of sovereign immunity or otherwise, (ii) that it is immune from any legal process (whether through service or notice, attachment prior to the judgment, attachments in aid of execution, execution or otherwise) with respect to itself or its property, by reason of sovereign immunity, (iii) that the suit, action or proceeding is brought in an inconvenient forum, (iv) that the venue of the suit, action or proceeding is improper, or (v) that this Agreement may not be enforced in or by such courts.
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     IN WITNESS WHEREOF, this Corporate Guaranty and Negative Pledge Agreement has been executed by the undersigned as of the day and year first above written.

INTERNATIONAL ABSORBENTS INC.

By:	/s/ Gordon Ellis

Print:	Gordon Ellis
Its:	Director

SWORN BEFORE ME at the City of	)
, in the Province of	)
, this day of , 2006.	)
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)
)
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A Notary Public in and for the Province of	)
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[EXECUTION/ACKNOWLEDGEMENT PAGE OF CORPORATE GUARANTY AND
NEGATIVE PLEDGE AGREEMENT]